Exhibit 10.2

SUBLEASE
THIS SUBLEASE (“Sublease”) is made this 21st day of June, 2017 (the “Effective Date”) by and between ACCOLADE, INC., a Delaware corporation (“Sublandlord”), and INOVIO PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”).
RECITALS
WHEREAS, Sublandlord (as successor-in interest to Accolade LLC, successor by name change to Accretive Care, LLC) leases and hires from Brandywine Operating Partnership, L.P. (“Prime Landlord”) approximately 119,656 rentable square feet of space (the “Premises”) on the second, third, fourth and fifth floors of the building located at 660 W. Germantown Pike, Plymouth Meeting, PA 19462 (the “Property”) pursuant to that certain Lease dated February 22, 2007 (the “Original Lease”), as amended by that First Amendment to Lease dated July 24, 2008 (the “First Amendment”), as amended by that Second Amendment to Lease dated March 3, 2009 (the “Second Amendment”), as amended by that Third Amendment to Lease dated August 5, 2010 (the “Third Amendment”), as amended by that Fourth Amendment to Lease dated August 10, 2011 (the “Fourth Amendment”), as amended by that Fifth Amendment to Lease dated January 31, 2012 (the “Fifth Amendment”), as amended by that Sixth Amendment to Lease dated March 7, 2012 (the “Sixth Amendment”) and as amended by that Seventh Amendment to Lease dated October 23, 2012 (the “Seventh Amendment”, and together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, collectively, the “Prime Lease”);
WHEREAS, pursuant to the Seventh Amendment, Sublandlord leased and hired from Prime Landlord approximately 29,778 rentable square feet of space on the second floor of the Building (the “Second Floor Premises”), as more particularly identified on Exhibit A annexed hereto and forming a part hereof, which Second Floor Premises is part of the Premises and defined as “Additional Premises” under the Prime Lease (as a result the entire Premises constitutes 119,656 rentable square feet of space within the Building);
WHEREAS, a true, correct and complete copy of the Prime Lease is attached to and made a part of this Sublease as Exhibit B; and
WHEREAS, Sublandlord has agreed to sublet to Subtenant the entire Second Floor Premises (the “Subleased Premises”) and Subtenant has agreed to sublet from Sublandlord the Subleased Premises, all upon the terms and subject to the conditions set forth in this Sublease.
TERMS

NOW, THEREFORE, in consideration of the rents in this Sublease provided and of the covenants and agreements in this Sublease contained, and intending to be legally bound hereby, Sublandlord and Subtenant hereby covenant and agree as follows:
1.Capitalized Terms; Incorporation of Recitals. Each capitalized term used but not defined in this Sublease shall have meaning ascribed to such term in the Prime Lease. The foregoing Recitals are incorporated by this reference in this Sublease as if fully set forth in this Sublease.
2.    Demise. Subject to all of the provisions of this Sublease, Sublandlord hereby demises and subleases to Subtenant, and Subtenant hereby takes and hires from Sublandlord, the Subleased Premises. Subtenant shall use the Subleased Premises for general office use and no other purpose. Subtenant acknowledges and agrees possession of the Subleased Premises shall be tendered to Subtenant on the Commencement Date (as defined in Section 3). For purposes of this Sublease, the Subleased Premises shall be deemed to consist of approximately 29,778 rentable square feet (“RSF”) and the Building shall be deemed to consist of approximately 154,392 RSF.
3.    Term of Sublease.
a.    The term of this Sublease (the “Sublease Term”) shall commence on the later of (i) the date of the mutual execution and delivery of this Sublease and (ii) the date the Consent (as hereinafter defined) is obtained (such later date, the “Commencement Date”) and shall end on June 30, 2027 (the “Expiration Date”), unless earlier terminated pursuant to the terms herein. Under no circumstances shall the Sublease Term extend beyond the expiration, surrender or termination of the Prime Lease, whether the Prime Lease expires by its own terms, is terminated for Sublandlord’s default, is terminated or surrendered by agreement of Prime Landlord and Sublandlord, or is terminated for any other reason.
b.    Sublandlord shall remove all of its furniture and wiring/cabling from the Subleased Premises on or before July 15, 2017 (such period hereinafter referred to as the “Removal Period”). Without limiting the generality of the foregoing, Subtenant and its approved contractors shall have the right to access the Subleased Premises at any time after the Commencement Date and during the Removal Period for the purposes of making inspections, taking measurements and installing wiring/cabling (but not until Sublandlord has removed its wiring/cabling from the Subleased Premises), provided that such work shall be effected without any interference with Sublandlord’s work hereunder. Any access and work during the Removal Period shall not trigger the Rent Commencement Date but all terms, covenants and conditions of this Sublease shall apply to such period of access, except that Subtenant shall not be required to pay any Base Rent or Additional Rent during such Removal Period.
4.    Rent.
a.    Subtenant covenants and agrees to pay to Sublandlord the fixed rent as set forth under Section 5 of the Seventh Amendment (the “Base Rent”), at the notice address set forth in Section 9 below, or at such other place as may be designated by Sublandlord from time to time, without any demand, notice, set-off, abatement or deduction, commencing as of October 1, 2017 (the “Rent Commencement Date”), and continuing thereafter throughout the Term, as follows:

Period	Rate Per Rentable Square Foot	Monthly Installment of Base Rent	Annual Base Rent
10/1/17 – 6/30/18	$30.30	$75,189.45	$902,273.40
7/1/18 – 6/30/19	$30.91	$76,703.17	$920,437.98
7/1/19 – 6/30/20	$31.53	$78,241.70	$938,900.34
7/1/20 – 6/30/21	$32.16	$79,805.04	$957,660.48
7/1/21 – 6/30/22	$32.80	$81,393.20	$976,718.40
7/1/22 – 6/30/23	$33.46	$83,030.99	$996,371.88
7/1/23 – 6/30/24	$34.13	$84,693.59	$1,016,323.10
7/1/24 – 6/30/25	$34.81	$86,381.01	$1,036,572.10
7/1/25 – 6/30/26	$35.51	$88,118.06	$1,057,416.70
7/1/26 – 6/30/27	$36.22	$89,879.93	$1,078,559.10

b.    The first monthly installment of Base Rent under this Sublease is due and payable upon the Rent Commencement Date and Base Rent for each ensuing month during the Sublease Term being due and payable to Sublandlord not later than the 25th day of the preceding calendar month. If the Commencement Date is other than the first day of a month or the Expiration Date is other than the last day of a month, the Base Rent for each such month shall be prorated.
c.    Commencing on the Rent Commencement Date and in each calendar year during the Term, Subtenant shall pay to Sublandlord, as Additional Rent, “Subtenant’s Share” of the Recognized Expenses, to the extent Recognized Expenses for such calendar year exceed the Recognized Expenses in the “Sublease Base Year” based upon the Prime Landlord’s estimates for same as set forth in more detail in Article 6 of the Sixth Amendment (as amended by Section 5(a) of the Seventh Amendment); provided, however, for purposes of calculating the amounts due pursuant to this Section 4.c., (i) “Subtenant’s Share” shall mean 19.29%, which is 29,778/154,392, which share may increase or decrease as the Premises size increases or decreases and (ii) “Sublease Base Year” shall mean calendar year 2017. If the Recognized Expenses for any calendar year occurring after the Sublease Base Year shall exceed the Recognized Expenses during the Sublease Base Year, then Subtenant shall pay to Sublandlord, as Additional Rent, within ten (10) days after receipt of Sublandlord’s invoice therefor, an amount equal to Subtenant’s Share of the excess of the Recognized Expenses for such calendar year over the Sublease Base Year, in the same manner as set forth in Article 6 of the Sixth Amendment, as amended.
d.    By way of example only, if the Recognized Expenses for calendar year 2013 were $900,000, the Recognized Expenses for calendar year 2017 (Sublease Base Year)

are $1,000,000, and the Recognized Expenses for calendar year 2018 are $1,050,000 then, (x) during calendar year 2017 Sublandlord would pay to Prime Landlord Tenant’s Share (77.50% being 119,656/154,392) of $100,000 or $77,500 and Subtenant would have no obligation to reimburse Sublandlord on account of Recognized Expenses and (y) during calendar year 2018 Sublandlord would pay to Prime Landlord Tenant’s Share (77.50%) of $150,000 or $116,250 and Subtenant would reimburse Sublandlord Subtenant’s Share (19.29%) of the Recognized Expenses for 2018 in excess of the Recognized Expenses for 2017 or $9,645.
e.    To the extent that Sublandlord overpays for any Recognized Expenses under the Prime Lease and receives either a credit against future installments of rent or a refund from the Prime Landlord in the amount of such overpayment, then, provided Subtenant is not then in default hereunder, Subtenant shall receive, as applicable, either (i) Subtenant’s Share of such overpayment allocable to the Subleased Premises within thirty (30) days of Sublandlord’s receipt thereof or (ii) a credit against future installments of Base Rent or Additional Rent in an amount equal to Subtenant’s Share of such overpayment allocable to the Subleased Premises.
f.    Commencing on the Rent Commencement Date, Subtenant agrees to pay, as Additional Rent, all other costs and expenses charged to Sublandlord under the Prime Lease with respect to the Subleased Premises or incurred by Sublandlord under this Sublease, within ten (10) days after receipt of Sublandlord’s invoice for same. Sublandlord shall provide Subtenant with copies of all relevant statements with respect to any item of Additional Rent payable by Sublandlord pursuant to any provision of the Prime Lease, together with a statement or statements, with appropriate computations, of such amounts, if any, which Subtenant is thereafter required to pay hereunder.
g.    All costs and expenses that Subtenant assumes or agrees to pay pursuant to this Sublease other than Base Rent shall be deemed “Additional Rent.” All Additional Rent shall be paid without any abatement, deductions or setoffs whatsoever unless expressly provided to the contrary in this Sublease. In the event Subtenant fails to pay any item of Additional Rent, Sublandlord shall have all the rights and remedies provided herein in case of non-payment of Base Rent. Further, if Subtenant shall fail to pay any installment of Base Rent or any item of Additional Rent within five (5) days after the due date of the installment or item in question, Subtenant shall also pay to Sublandlord a late charge equal to five percent (5%) per month of the overdue amount, such late charge also to be payable as Additional Rent hereunder. The payment of such late charge shall be in addition to all other rights and remedies available to Sublandlord in the case of non-payment of Base Rent or Additional Rent. “Rent” shall mean Base Rent and Additional Rent.
h.    If Sublandlord shall be obligated to pay any other sums or charges pursuant to the Prime Lease as a result of (i) requests by or use by Subtenant of services, including for afterhours or other extra services requested by Subtenant, (ii) violations of the Prime Lease or this Sublease by Subtenant, or (iii) Subtenant’s particular manner of use and occupancy of the Subleased Premises, then Subtenant shall be liable for all such sums and charges, as Additional Rent under this Sublease and such sums shall be due and payable by Subtenant to Sublandlord within ten (10) days after written demand.
5.    Incorporation of Terms of Prime Lease.
a.    Except as provided in Sections 5(b) and 7 of this Sublease, all the terms, covenants and conditions of the Prime Lease are by this reference incorporated in this Sublease and made a part of this Sublease with the same force and effect as if fully set forth in this Sublease; provided, however, that for purposes of such incorporation, (i) the terms “lease” or “Lease” as used in the Prime Lease shall refer to this Sublease, (ii) the term “Landlord” as used in the Prime Lease shall refer to Sublandlord (except as otherwise set forth in this Sublease), (iii) the term “Tenant” as used in the Prime Lease shall refer to Subtenant, (iv) the terms “Premises” and “Demised Premises” as used in the Prime Lease shall refer to the Subleased Premises, (v) the term “Fixed Rent” shall refer to Base Rent and (vi) the term “rent” shall refer to Base Rent and Additional Rent. In the event of any inconsistency between the provisions of this Sublease and the provisions of the Prime Lease, as incorporated in this Sublease, the provisions of this Sublease shall control.
b.    The following sections of the Prime Lease are not incorporated in this Sublease except to the extent that any provisions set forth in the Prime Lease are referred to in this Sublease:
i.    Original Lease: Articles 1, 2, 3, 23 and 25; and Exhibit A;
ii.    First Amendment: Articles 2, 3, 4, 5, 6, 7, 8, 10, 11, 12 and 13; and Exhibits A and C;
iii.    Second Amendment: Articles 2, 3, 4, 5, 6, 7, 9, 10, 11 and 12; and Exhibits A and C;
iv.    Third Amendment: Articles 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 14, 15 and 16; and Exhibits A, D and E;
v.    The entire Fourth Amendment;
vi.    The entire Fifth Amendment;
vii.    Sixth Amendment: Articles 2, 3, 4, 9, 10, 11, 12, 13, the 2nd, 3rd, 4th and 5th sentences of 14, 15, 23 and 24; and Exhibits A and C; and
viii.    Seventh Amendment: Articles 4, 5(b), 7, 9, 10, 11, 12, 15 (as to any payments for the use of the fitness center in the Building); and Exhibit B.
In the event of any inconsistency between the provisions of this Sublease and the provisions of the Prime Lease, as incorporated in this Sublease, the provisions of this Sublease shall control.

6.    Subject to the Prime Lease.

a.    This Sublease is and shall be subject and subordinate in all respects to the Prime Lease and to all of its terms, covenants and conditions. Subtenant shall not do, or permit or suffer to be done, any act or omission by Subtenant, its agents, employees, contractors or invitees which is prohibited by the Prime Lease, or which would constitute a violation or default under the Prime Lease, and Subtenant shall indemnify Sublandlord and hold it harmless from and against any such act, omission, violation or default.
b.    In all provisions of the Prime Lease requiring the approval or consent of the “Landlord”, Subtenant shall be required to obtain the approval or consent of both Prime Landlord and Sublandlord. In no event shall Subtenant make a direct request for consent to the Prime Landlord without Sublandlord’s prior written consent to do so.
c.    Sublandlord shall comply with all of the terms and provisions of the Prime Lease in full force and effect during the Term; however, Sublandlord shall have no liability to Subtenant with respect to any failure on Sublandlord’s part to comply with or to preserve the Prime Lease to the extent that any such failure shall be attributable to or shall result from any breach by Subtenant of this Sublease. Subtenant agrees to timely perform for the benefit of Sublandlord all of Sublandlord’s and Subtenant’s obligations under the Prime Lease except as otherwise expressly provided in this Sublease.
d.    With the exception of subsection 6.b. above, this Section 6 shall survive the expiration of the Sublease Term or earlier termination of this Sublease.
7.    Prime Landlord’s Obligations. Sublandlord: (a) shall have no obligation to perform any of the terms, covenants and conditions contained in the Prime Lease to be performed by the Prime Landlord, nor shall Sublandlord have any obligation to provide any or all of the services, utilities, insurance, work, alterations, repairs or maintenance to be provided by Prime Landlord under the Prime Lease; and (b) shall in no way be liable to Subtenant for any failure of Prime Landlord to provide such services, utilities, insurance, work, alterations, repairs or maintenance. However, if Prime Landlord fails to provide any services, utilities, insurance, work, alterations, repairs or maintenance required under the Prime Lease, Sublandlord shall upon the request of Subtenant, give Prime Landlord notice of such failure. Thereafter, Sublandlord shall cooperate with Subtenant (at Subtenant’s sole expense) in attempting to cause Prime Landlord to provide or perform such service or obligation, but Sublandlord shall have no further obligation to Subtenant in connection therewith. Any condition resulting from such default or delay by Prime Landlord shall not constitute an eviction, actual or constructive, of Subtenant. No such default or delay shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease or shall entitle Subtenant to terminate this Sublease or to any reduction in or abatement of the Base Rent or Additional Rent provided for in the Prime Lease or this Sublease.
8.    Indemnity and Insurance.
a.    Subtenant shall protect, indemnify and save and hold Sublandlord harmless from and against all losses, costs, expenses, damages and liabilities (including, without limitation, reasonable counsel fees and disbursements) of every kind and nature whatsoever, incurred by Sublandlord by reason of or arising out of (i) any accident, death, injury or damage which shall happen in, on, about or in connection with the Subleased Premises or any part thereof, or any matter involving the condition, occupancy, maintenance, alteration, repair, use, or operation of the Subleased Premises or any part thereof, (ii) any act or failure to act by Subtenant to perform or observe any of the agreements, terms, covenants or conditions of the Prime Lease or this Sublease on Subtenant’s part to be performed or observed, or (iii) any failure by Subtenant to vacate the Subleased Premises and surrender the Subleased Premises in the condition required under this Sublease on or before the expiration of the Sublease Term or earlier termination of this Sublease, except to the extent any of the forgoing result from Sublandlord’s negligence or willful misconduct.
b.    Subtenant shall provide and maintain during the Term, with an insurance company acceptable to Sublandlord and Prime Landlord, all insurance required by Article 12 of the Original Lease. Such insurance shall name Sublandlord and Prime Landlord as additional insureds and shall provide that it may not be canceled, not renewed or coverages materially changed except upon thirty (30) days’ notice to Sublandlord and Prime Landlord.
c.    Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Subleased Premises, or the Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party for all perils covered by such policy. Should such waiver not be available then the policy for which the waiver is not available must name the other party as an additional named insured affording it the same coverage as that provided the party obtaining such coverage. Sublandlord and Subtenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption), and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party’s loss or damage is insured or, if not insured, was insurable under commercially available “all risk” property insurance policies, including additional coverages typically obtained by owners and tenants of comparable buildings in the vicinity of the Property, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self insured in whole or in part or the amount of the releasing party’s insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that Sublandlord and Subtenant shall look solely to their respective insurance carriers for recovery against any such property loss or damage or legal liability, without such insurance carriers having any rights of subrogation against the other party.
d.    This Section 8 shall survive the expiration of the Sublease Term or earlier termination of this Sublease.
9.    Notices.

a.    All notices, requests, demands, consents, approvals and other communications under this Sublease (each, a “Notice” and, collectively, “Notices”) shall be in writing and shall be effective only if given in the manner set forth in Article 22 of the Original Lease. The address to which Notices are to be sent are as follows:

To Prime Landlord:	In accordance with the Prime Lease
To Sublandlord:        Accolade, Inc.
660 W. Germantown Pike
Suite 500
Plymouth Meeting, PA 19462
Attention: Steve Barnes

To Subtenant:	Inovio Pharmaceuticals, Inc.
660 W. Germantown Pike
Suite 500
Plymouth Meeting, PA 19462
Attention: Thomas Kim

Either party may inform the other in the manner provided for in Article 22 of the Original Lease the giving of Notices of any change in address.
b.    Whenever in the Prime Lease a time is specified for the giving of any notice by the Landlord thereunder, such time is hereby changed (for the purpose of this Sublease) by adding three (3) business days thereto. Whenever in the Prime Lease a time is specified within which the Tenant thereunder must give Notice following an event, or within which the Tenant thereunder must respond to any Notice, previously given or made by the Landlord thereunder, or to comply with any obligation on the Tenant’s part thereunder, such time is hereby changed (for the purpose of this Sublease only) by subtracting three (3) business days therefrom. Whenever in the Prime Lease a time is specified within which the Landlord thereunder must give Notice following an event, or within which the Landlord thereunder must respond to any Notice, request or demand previously given or made by the Tenant thereunder, such time is hereby changed (for the purpose of this Sublease only) by adding three (3) business days thereto. It is the purpose and intent of the foregoing provisions of this Section 9(b) to provide Sublandlord with time within which to transmit to the Prime Landlord any notices or demands received from Subtenant and to transmit to Subtenant any notices or demands received from Prime Landlord. However, any Notices required to be delivered by either Sublandlord or Subtenant under the terms of this Sublease which are not Notices to or from Prime Landlord under the Prime Lease shall be given in a manner, and the times provided in this Sublease (or in the Prime Lease) without reference to the addition or subtraction of the days as provided in this Section 9(b).
10.    Assignment and Subletting. Except as otherwise expressly permitted under the Prime Lease, Subtenant shall not, by operation of law or otherwise, assign its rights hereunder or further sublet the Subleased Premises, in whole or in part, without Prime Landlord’s prior written consent in each instance, pursuant to the provisions of Article 9 of the Original Lease, as amended, and Sublandlord’s prior written consent in each instance, pursuant to Article 9 of the Original Prime Lease, as amended and incorporated into the provisions of this Sublease by reference; provided, however, (i) Sublandlord’s consent will not be required for any transaction that does not require Prime Landlord’s consent under the Prime Lease, and (ii) Sublandlord will not unreasonably withhold, delay or condition consent to any transaction that is consented to by Prime Landlord. Notwithstanding anything to the contrary contained in this Sublease or in the Prime Lease, no assignment of Subtenant’s interest in this Sublease or subletting of any portion of the Subleased Premises shall relieve, release, impair or discharge any of Subtenant’s obligations with respect to this Sublease. Further, Subtenant shall not suffer or permit to exist any lien or charge upon Subtenant’s right, title or interest in or to this Sublease.
11.    Condition of Subleased Premises. Subtenant acknowledges and agrees that (i) Subtenant is taking possession of the Subleased Premises in their present “AS IS”, “WHERE IS” condition as of the date hereof and (ii) Sublandlord is not required to perform any work or expend any monies in connection with this Sublease, except as otherwise expressly set forth in Section 3(b) and Section 13(c) of this Sublease. Subtenant acknowledges that no representations have been made to Subtenant with respect to the condition of the Subleased Premises and that in entering into this Sublease, Subtenant has relied exclusively upon its own examination of the Subleased Premises.
12.    Utilities. Commencing on the Rent Commencement Date, Subtenant shall be responsible for payment for all utility services for the Subleased Premises in accordance with Article 5 of the Sixth Amendment. Sublandlord shall have no obligation to provide any services to the Subleased Premises. Subtenant’s use of any utility in the Subleased Premises shall not, at any time, exceed the capacity of (i) any of the conductors or equipment in or servicing the Subleased Premises; or (ii) the Subleased Premises’ heating, ventilating and air-conditioning systems. Failure of the furnishing of, or any stoppage of, any services to the Subleased Premises resulting from any cause whatsoever, will not make Sublandlord liable in any respect for damages to either person, property, or business, nor be construed as an eviction of Subtenant, nor entitle Subtenant to any abatement of Rent, nor relieve Subtenant from its obligations under this Sublease, except as otherwise expressly provided in the Prime Lease.
13.    Alterations.
a.    Subtenant shall not make any alterations, additions, or improvements to the Subleased Premises or any part thereof, including, without limitation, Subtenant’s Initial Improvements (as defined below) (collectively, “Subtenant Alterations”) without obtaining Sublandlord’s prior written consent, which consent Sublandlord shall not unreasonably withhold or delay, and Prime Landlord’s prior written consent pursuant to Article 8 of the Original Lease, as amended, which consent Sublandlord shall use commercially reasonable efforts to procure, upon Subtenant’s written request. Subtenant acknowledges and agrees that as a condition of obtaining Prime Landlord’s consent for any such Subtenant Alterations, Prime Landlord may require that Subtenant satisfy all of the conditions imposed on Sublandlord in Article 8 of the Original Lease, as amended. Subtenant’s selection of a general contractor for the performance of Subtenant Alterations is also subject to the approval of Sublandlord and Prime Landlord; it being agreed Sublandlord shall not unreasonably withhold, condition or delay approval to any contractor that is approved by Prime Landlord and Sublandlord shall use commercially reasonable efforts to obtain such Prime Landlord’s approval. In addition, Subtenant shall perform all Subtenant Alterations in compliance with Article 8of the Original Lease, as amended, and all applicable laws. Subtenant’s restoration obligations shall be governed by Article 8 of the Original Lease.
b.    Notwithstanding anything to the contrary contained in this Sublease, Sublandlord hereby consents to the work to be performed by Subtenant and its contractor, R.H. Reinhardt, to prepare the Subleased Premises for Subtenant’s initial occupancy (“Subtenant’s Initial Improvements”) in accordance with the plans and specifications approved by the Prime Landlord and attached hereto as Exhibit C (the “Plans”), provided that (i) the Prime Landlord consents to the Plans and (ii) Subtenant complies with all of the terms and conditions under the Prime Lease, including, without limitation, Articles 8 and 21 of the Original Lease and obtaining all governmental and quasi-governmental licenses, permits, certificates and approvals and filing all plans required in connection with Subtenant’s Initial Improvements, at Subtenant’s sole cost and expense, except to the extent the same is subject to the Improvement Allowance under Section 13(c) below. In performing Subtenant’s Initial Improvements, Subtenant hereby agree to comply with the terms and conditions of Prime Landlord’s Consent to Alterations Package attached hereto as Exhibit D, including, without limitation, the payment of all fees and expenses required to be paid by “Tenant” thereunder in connection with Subtenant’s Initial Improvements. Subtenant further covenants and agrees, at its sole cost and expense, to remove the internal staircase from the Subleased Premises at the expiration of the Sublease Term or earlier termination of this Sublease and to repair any damage caused to the Subleased Premises and the Building as a result of such removal, unless otherwise mutually agreed to by the parties hereto. The foregoing sentence shall survive the Expiration Date or earlier termination of this Sublease.
c.    Sublandlord agrees to pay to Subtenant the sum of $1,191,120.00 (the “Improvement Allowance”) towards Subtenant’s construction costs of Subtenant’s Initial Improvements. Commencing on the Rent Commencement Date, Sublandlord shall pay the Improvement Allowance to Subtenant in sixty (60) equal monthly installments of $19,852.00 on the first (1st) day of each calendar month. In no event shall Sublandlord be obligated to pay the Improvement Allowance (or any portion thereof, as the case may be) to Subtenant if the Prime Landlord fails to provide the Consent to this Sublease. This subsection 13.c. shall survive the expiration of the Sublease Term or earlier termination of this Sublease.
14.    Brokers. Sublandlord and Subtenant each warrant and represent to the other that it had no dealing with any broker or finder concerning this Sublease or the subletting of the Subleased Premises to Subtenant other than CBRE, Inc. and Skyline Commercial Real Estate (the “Brokers”). Each party agrees to indemnify, defend and hold harmless the other from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) which may occur as a result of a breach of this representation. Sublandlord shall be responsible for the payment of commissions to the

Brokers in connection with this Sublease in accordance with a separate written agreement between Sublandlord and the Brokers. This indemnity contained in this Section 14 shall survive the expiration of the Sublease Term or earlier termination of this Sublease.
15.    Surrender of Subleased Premises. At the expiration of the Sublease Term or earlier termination of this Sublease, Subtenant shall quit and surrender the Subleased Premises in clean, good condition, reasonable wear and tear excepted, and shall, to the extent not inconsistent with any specific provision of this Sublease, comply with all terms and conditions of the Prime Lease regarding surrender of the Subleased Premises. Without limiting the generality of the foregoing, Subtenant shall on or before the expiration or termination of this Sublease, (i) remove all of Subtenant’s personal property and items of Subtenant’s Alterations that are required to be removed under the terms of this Sublease or the Prime Lease and repair any damage caused by such removal and (ii) remove all trash and clean the Subleased Premises. If any personal property of Subtenant shall remain in the Subleased Premises after the expiration or termination of this Sublease, at the election of Sublandlord, (x) it shall be deemed to have been abandoned by Subtenant and may be retained by Sublandlord as its own property, or (y) such property may be removed and disposed of by Sublandlord at the expense of Subtenant. Subtenant’s obligations under this Section 15 shall survive the expiration of the Sublease Term or earlier termination of this Sublease.
16.    No Waiver. The failure of Sublandlord to insist in any one or more instances upon the strict performance of any of the covenants, agreements, terms, provisions or conditions of this Sublease, or to exercise any election or option contained in this Sublease, shall not be construed as a waiver or relinquishment, for the future or in any other instance, of such covenant, agreement, term, provision, condition, election or option.
17.    Holdover. If Subtenant shall unlawfully hold possession of the Subleased Premises after the end of the Term, then without limitation of Sublandlord’s rights and remedies under this Sublease at law or in equity, Subtenant shall pay to Sublandlord the greater of (i) any amounts owed by Sublandlord to Prime Landlord as a result of Subtenant’s holding over, or (ii) monthly holdover rent equal to two hundred percent (200%) of Rent payable in the last month of the Term.
18.    Default. As used in this Sublease, an “Event of Default” shall mean the continuance of any default on the part of Subtenant of its obligations to be performed under this Sublease or the Prime Lease, which default shall continue beyond the period of grace, if any, expressly set forth in the Prime Lease as reduced pursuant to Section 9(b) of this Sublease. Upon the occurrence of any Event of Default, the Sublandlord shall be entitled to exercise any and all remedies available to a landlord generally under Pennsylvania law, including those remedies set forth in the Prime Lease.
19.    Prime Landlord’s Consent. This Sublease shall have no effect until the Prime Landlord shall have each given its written consent to this Sublease (the “Consent”) in accordance with the terms of the Prime Lease. Upon mutual execution of this Sublease, Sublandlord shall promptly request and thereafter diligently pursue the Consent; provided, however, Sublandlord shall not be required to (i) take any act which would authorize or permit

Prime Landlord to terminate the Prime Lease, (ii) make any payment to Prime Landlord, except as may be required under Article 9 of the Original Lease, or (iii) commence any litigation in order to obtain the Consent, and Sublandlord shall incur no liability if Sublandlord does not obtain the Consent. Subtenant shall execute and deliver any documents and information reasonably required by the Prime Landlord in connection with its granting the Consent. If Sublandlord does not obtain the Consent within forty-five (45) days after receipt by Sublandlord’s legal counsel of an original executed counterpart of this Sublease signed by Subtenant, then at any time thereafter until the Consent is obtained, either party may terminate this Sublease upon written notice to the other party, whereupon such termination neither party hereto shall have any further obligation to the other under this Sublease, except for such obligations that expressly survive the termination of this Sublease.
20.    Limitation of Liability. As used in this Sublease, the term “Sublandlord” shall refer only to the owner from time to time of the Tenant’s interest in the Prime Lease so that if Sublandlord shall assign its interest in the Prime Lease, then the Sublandlord, as assignor, shall be entirely freed from all obligations, covenants and duties under this Sublease thereafter accruing, provided that the assignee assumes the liability of Sublandlord for all such obligations, covenants and duties under this Sublease thereafter accruing.
21.    Sublandlord Consent or Approval. Whenever under any provision of this Sublease (including any provision of the Prime Lease incorporated in this Sublease by reference) Sublandlord’s consent or approval is required or referred to, Sublandlord may grant or deny such consent or approval arbitrarily, except in those instances in which, pursuant to law or pursuant to a provision of this Sublease, Sublandlord is required to not unreasonably withhold its consent or approval. Sublandlord shall not be deemed to have unreasonably withheld its consent if Sublandlord is required to obtain the consent of Prime Landlord and Prime Landlord does not give such consent. Furthermore, the parties acknowledge that the interests of Prime Landlord and Sublandlord may differ and therefore the consent of one party shall not be deemed to be or necessarily require the consent of the other.
22.    Estoppel Certificates. Each party agrees to periodically furnish, within five (5) business days of request by the other party, a certificate signed by the other party certifying (to the extent same is true); (a) this Sublease is in full force and effect and unmodified; (b) the Sublease Term has commenced and the full Rent is then accruing under this Sublease; (c) Subtenant has accepted possession of the Subleased Premises; (d) the date to which Rent has been paid; (e) no Rent has been paid more than thirty (30) days in advance of its due date; (f) the address for Notices to be sent to the certifying party is as set forth in this Sublease (or has been changed by Notice duly given and is as set forth in the certificate); (g) to the knowledge of the certifying party, the other party is not then in default under this Sublease; and (h) such other factual matters as may be reasonably requested by such party.
23.    Authority. Each party represents and warrants to the other party: (a) the execution, delivery and performance of this Sublease have been duly approved by such party, and that no further corporate action is required on the part of Subtenant and no further corporate action is required on the part of Sublandlord to execute, deliver and perform this Sublease; (b)

the person(s) executing this Sublease on behalf of such party have all requisite authority to execute and deliver this Sublease; and (c) this Sublease, as executed and delivered by such person(s), is valid, legal and binding on such party, and is enforceable against such party in accordance with its terms, all subject to receipt of Sublandlord’s consent to this Sublease.
24.    Damage, Destruction and Other Casualty. If the Subleased Premises or any portion thereof shall be damaged by fire or other casualty or be condemned or taken in any manner for publish or quasi-public use, Subtenant agrees that it shall be the obligation of the Prime Landlord and not of Sublandlord to repair, restore or rebuild the Subleased Premises. In the event of such casualty or condemnation, this Sublease shall continue in full force and effect, unless in connection therewith Prime Landlord or Sublandlord terminates the Prime Lease pursuant to the provisions thereof. Upon any such termination, Rent shall be apportioned as of, and shall be paid or refunded up to and including, the date of termination. In the event of a condemnation or taking, Subtenant hereby acknowledges that it shall not be entitled to any portion of any award received by Sublandlord with respect to the Prime Lease, this Sublease or the Subleased Premises.
25.    Intentionally Omitted.
26.    Signage. Upon Subtenant’s written request, Sublandlord, at Subtenant’s expense, will use reasonable efforts to procure Building standard identifying signage to Subtenant (suite entry signage and Building directory signage in the lobby of the Building). Additional signage shall be subject to the applicable provisions of the Prime Lease, including Article 6 of the Original Lease, as amended, including, without limitation, the prior consent of the Prime Landlord and Sublandlord. At the expiration or earlier termination of the Term, Subtenant, at Subtenant’s sole cost and expense, shall remove all of Subtenant’s signs in or about the Subleased Premises and the Building required to be removed by Prime Landlord under the Prime Lease, if any, and restore any damage caused by the installation and/or removal of such signs.
27.    Parking. Subtenant shall have the right, in common with other tenants of the Building and the Prime Landlord, to use the designated parking areas of the Building for the unreserved parking of automobiles of Subtenant and its employees and business visitors, incident to Subtenant’s permitted use of the Subleased Premises, subject to the Prime Landlord’s right to restrict or limit Subtenant’s utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Subtenant and the other tenants of the Building.
28.    Sublandlord’s Representations. Sublandlord represents and warrants that the Prime Lease is currently in force and effect, and that Sublandlord has not received written notice from Prime Landlord alleging any breach or default by Sublandlord under the Prime Lease. Sublandlord shall not do anything or suffer or permit anything to be done which results in a default under the Prime Lease or, except in connection with a casualty or condemnation affecting the Building, permit the Prime Lease to be cancelled or terminated, and Sublandlord shall not agree to any voluntary termination of the Prime Lease (except in connection with a casualty or condemnation affecting the Building) or any contraction of the Premises leased by

Sublandlord pursuant to the Prime Lease if such contraction would affect any portion of the Subleased Premises. Sublandlord represents that, as of the Effective Date, to Sublandlord’s knowledge (without due inquiry or investigation), there are no hazardous substances in the Sublease Premises in violation of applicable laws.
29.    Exculpatory Clause. Subtenant shall look solely to the estate and property of Sublandlord in the Premises for the satisfaction of Subtenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Sublandlord in the event of any default or breach by Sublandlord with respect to any of the terms, covenants and conditions of this Sublease to be observed and/or performed by Sublandlord, and no other property or assets of Sublandlord or any partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant’s remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder, or Subtenant’s use and occupancy of the Subleased Premises. Without limiting the foregoing, it is further understood that under no event or circumstance shall Sublandlord be held responsible for the acts of third parties, including Prime Landlord, any other tenants or occupants of the Building or their guests, agents, officers, contractors, servants, licensees, employees or invitees, it being expressly understood and agreed that Sublandlord’s liability for any default in Sublandlord’s obligations under this Sublease are expressly limited to the acts and omissions of Sublandlord and its agents and employees.
30.    Occupancy Tax. Subtenant shall pay directly to the applicable taxing authority all occupancy and rent taxes that may be payable by Subtenant to such authority for the Rent and additional rent reserved by this Sublease, if any, the payment of which shall be imposed directly upon any occupant of the Subleased Premises.
31.    Confession of Judgment. Subtenant hereby assumes all of Sublandlord’s obligations under the Prime Lease, including, without limitation, the Confession of Judgment provision under Article 18 of the Original Lease (as amended), which is restated in its entirety herein (as appropriately modified for purposes of this Sublease) as follows:
WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD

SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.
In any action to confess judgment in ejectment or for rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of the Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.
TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.
Initials on behalf of Subtenant:    JK_________
TENANT EXPRESSLY AND ABSOLUTELY KNOWINGLY AND EXPRESSLY WAIVES AND RELEASES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY FIDUCIARY DUTIES OWED BY LANDLORD TO TENANT UNDER THE PROVISIONS OF 20 Pa. Cons. Stat. Ann. §5601.3(b). TENANT ACKNOWLEDGES THAT IT IS ITS EXPECTATION THAT LANDLORD SHALL, UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THIS INSTRUMENT, ENTER JUDGMENT BY CONFESSION AGAINST TENANT AND THEREAFTER RECOVER POSSESSION OF THE PREMISES, AND THAT SUCH ACTIONS BY LANDLORD ARE NOT CONTRARY TO TENANT’S BEST INTEREST, AND SUCH ACTION BY LANDLORD SHALL NOT CONSTITUTE AN

ABSENCE OF LANDLORD’S GOOD FAITH, NOR AN ACTION BEYOND THE SCOPE OF AUTHORITY GRANTED BY THIS INSTRUMENT.
Initials on behalf of Subtenant:    JK_________
32.    Miscellaneous.
a.    This Sublease: (i) contains the entire agreement of the parties with respect to the subject matter which it covers; (ii) supersedes all prior or other negotiations, representations, understandings and agreements of, by or between the parties, which shall be deemed fully merged in this Sublease; (iii) shall be construed and governed by the laws of the Commonwealth of Pennsylvania; and (iv) may not be changed or terminated orally.
b.    This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.
c.    The captions in this Sublease are inserted only as a matter of convenience and for reference and in no way define, limit, construe or describe the scope of this Sublease or the meaning or intent of any provision of this Sublease.
d.    This Sublease is binding upon and inures to the benefit of the parties hereto and their respective permitted successors and assigns.
e.    Any action brought to enforce or interpret this Sublease shall be brought in the court of appropriate jurisdiction in the Commonwealth of Pennsylvania. Should any provision of this Sublease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms of this Sublease shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Sublease and that legal counsel was consulted by each responsible party before the execution of this Sublease.
f.    No waiver of any provision of this Sublease shall be effective unless set forth in a writing executed by the party against which enforcement is sought.
g.    If any provision of this Sublease is declared invalid or unenforceable, the remainder of the Sublease shall continue in full force and effect.
h.    By its execution, delivery and performance of this Sublease, Sublandlord has not, and shall not be deemed to have, in any way or for any purpose, become a partner of Subtenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Subtenant.
i.    Time is of the essence of every provision of this Sublease.

j.    SUBLANDLORD AND SUBTENANT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR CONNECTED WITH THE SUBLEASE, SUBTENANT’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE IN CONNECTION THEREWITH.
k.    There are no third party beneficiaries of this Sublease, either express or implied.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Sublease the day and year first above written.

ATTEST: By: /s/ Kathy McCartney Name: Kathy McCartney Title: Manager, Facilities	SUBLANDLORD: ACCOLADE, INC., a Delaware corporation By: /s/ Stephen H. Barnes Name: Stephen H. Barnes Title: CFO

ATTEST: By: /s/ Rebecca A. Piranian Name: Rebecca A. Piranian Title: Paralegal	SUBTENANT: INOVIO PHARMACEUTICALS, INC., a Delaware corporation By:/s/ J. Joseph Kim Name: J. Joseph Kim, Ph.D. Title: President & CEO

EXHIBIT A
FLOOR PLAN

[Graphic of floor plan]

A-1

EXHIBIT B
PRIME LEASE

B-1

EXHIBIT C
PLANS

[Graphic of plans]

C-1

EXHIBIT D
PRIME LANDLORD CONSENT TO ALTERATIONS PACKAGE

D-1